Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1994 - B Owner Trust
                           For the Month of November
                    Distribution Date of December 15, 1997
                           Servicer Certificate #41

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $27,489,579.50
Beginning Pool Factor                                           0.1278408

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,223,577.19
     Interest Collected                                       $191,881.82

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $19,911.87
Total Additional Deposits                                      $19,911.87

Repos / Chargeoffs                                              $1,840.02
Aggregate Number of Notes Charged Off                                  25

Total Available Funds                                       $2,422,328.96

Ending Pool Balance                                        $25,277,204.21
Ending Pool Factor                                              0.1175521

Servicing Fee                                                  $22,907.98

Repayment of Servicer Advances                                 $13,041.92

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,359,642.42
     Target Percentage                                              10.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                      ($59,046.95)
     Ending Balance                                         $4,300,595.47

Current Weighted Average APR:                                       8.706%
Current Weighted Average Remaining Term (months):                   14.33

Delinquencies                                              Dollars        Notes
     Installments:              1 - 30 days              $432,366.88       279
                                31 - 60 days              $77,461.71        48
                                60+  days                 $82,518.82        22

     Total:                                              $592,347.41       286

     Balances:                  60+  days                $540,496.62        22

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $16,637.04
+    Excess Serv.                                         $42,409.91
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $4,359,642.42

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  November

                                                                    NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1          CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 6.400%             6.625%

Beginning Pool Balance                          $27,489,579.50
Ending Pool Balance                             $25,277,204.21

Collected Principal                              $2,210,535.27
Collected Interest                                 $191,881.82
Charge - Offs                                        $1,840.02
Liquidation Proceeds / Recoveries                   $19,911.87
Servicing                                           $22,907.98
Cash Transfer from Reserve Account                       $0.00
Total Collections Available for Debt Service     $2,399,420.98

Beginning Balance                               $27,085,854.60      $26,137,118.12        $948,736.48

Interest Due                                       $144,635.78         $139,397.96          $5,237.82
Interest Paid                                      $144,635.78         $139,397.96          $5,237.82
Principal Due                                    $2,212,375.29       $2,134,942.15         $77,433.14
Principal Paid                                   $2,212,375.29       $2,134,942.15         $77,433.14

Ending Balance                                  $24,873,479.31      $24,002,175.97        $871,303.34
Note / Certificate Pool Factor                                              0.1157             0.1158
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,357,011.07       $2,274,340.11         $82,670.96

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $42,409.91
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,359,642.42
(Release) / Draw                                   ($59,046.95)
Ending Reserve Acct Balance                      $4,300,595.47

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  November


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                    4                  3                 2                1
                                           Jul-97               Aug-97             Sep-97             Oct-97          Nov-97

Beginning Pool Balance                 $38,934,169.80       $36,106,487.04     $33,052,185.09    $30,605,645.43    $27,489,579.50

A)   Loss Trigger:
Principal of Contracts Charged Off         $34,640.48           $45,095.09         $11,238.97        $13,693.10         $1,840.02
Recoveries                                 $95,536.23           $60,994.70         $52,310.89        $50,124.98        $19,911.87

Total Charged Off (Months 5, 4, 3)         $90,974.54
Total Recoveries (Months 3, 2, 1)         $122,347.74
Net Loss / (Recoveries) for 3 Mos         ($31,373.20)(a)

Total Balance (Months 5, 4, 3)        $108,092,841.93 (b)

Loss Ratio Annualized  [(a/b) * (12)]         -0.3483%

Trigger:  Is Ratio > 1.5%                          No
                                                                                   Sep-97             Oct-97            Nov-97

B)   Delinquency Trigger:                                                         $664,327.72       $692,031.85       $540,496.62
     Balance delinquency 60+ days                                                    2.00994%          2.26112%          1.96619%
     As % of Beginning Pool Balance                                                  1.55378%          1.93194%          2.07908%
     Three Month Average

Trigger:  Is Average > 2.0%                       Yes

C)   Noteholders Percent Trigger:              2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                        No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer